Exhibit 99.1

Results Published in Journal of Clinical Oncology Demonstrate Survival Benefit of EFAPROXYN™ in Treating NSCLC Patients Receiving Sequential Chemoradiotherapy

Westminster, CO, September 1, 2005 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced the publication of results from its Phase 2 multi-center study of EFAPROXYN (efaproxiral) in patients with unresectable non-small cell lung cancer (NSCLC) receiving sequential chemoradiotherapy (S-CRT).  Results from the study, which were reported in today’s edition of the Journal of Clinical Oncology (volume 23, issue 25), suggest that the addition of EFAPROXYN to S-CRT may improve survival over S-CRT alone without increasing radiation toxicity rates.

Authors of the manuscript compared the safety and efficacy of EFAPROXYN when administered with S-CRT in patients with unresectable NSCLC relative to data from a Phase 3, Radiation Therapy Oncology Group (RTOG) 94-10 study. Results of the analysis indicate that patients in the EFAPROXYN study tended to have better survival than patients with similar characteristics in the RTOG 94-10 study.  Median survival of patients treated in the EFAPROXYN study was 20.6 months as compared to a median survival of 15.1 months for patients in the S-CRT arm of the RTOG 94-10 study and 17.9 months in the concurrent chemoradiotherapy (C-CRT) arm of the RTOG 94-10 study.  The survival benefit observed in the EFAPROXYN study was also accompanied by a 75% overall response rate.  Overall, EFAPROXYN was very well tolerated, with the majority of EFAPROXYN-related adverse events being Grade 1.  Notably, there were no Grade 3 or 4 EFAPROXYN-related events of radiation esophagitis.  A portion of these data previously were presented at the 2003 World Conference on Lung Cancer and the 2003 Federation of European Cancer Societies.

“Our findings affirm the potential of EFAPROXYN to improve the survival rate of NSCLC patients receiving sequential chemoradiotherapy,” said Hak Choy, Professor and Chairman, Department of Radiation Oncology, University of Texas Southwestern Medical Center at Dallas and principle investigator of the study.  “Moreover, the results demonstrate that EFAPROXYN does not significantly increase radiation toxicity, a factor of particular significance in older patients and in those with lower performance status.”

Allos is currently conducting a Phase 1 study of EFAPROXYN in patients with locally advanced, unresectable (Stage III) NSCLC receiving C-CRT.  Enrollment in this trial is expected to be completed in 2006, at which time the Company will determine its future development plans for EFAPROXYN in patients with Stage III NSCLC receiving a combined chemoradiotherapy regimen.

“The optimal sequencing of chemotherapy and radiation therapy in this patient setting remains to be determined,” said Michael E. Hart, President and Chief Executive Officer of Allos.  “Upon completion of the on-going Phase 1 study of patients with Stage III NSCLC receiving C-CRT, we will be positioned to study EFAPROXYN plus chemoradiotherapy under both accepted treatment modalities in this patient population.”

Study Design

This Phase 2, non-randomized, open-label, multi-center study was designed to assess the efficacy and safety of EFAPROXYN as a radiation sensitizer when administered with thoracic radiation therapy, following induction chemotherapy, for the treatment of patients with unresectable non-small cell lung cancer.  Fifty-one previously untreated patients with NSCLC were enrolled at 13 sites.  Treatment consisted of paclitaxel (225 mg/m2 on day 1) and carboplatin (AUC = 6 on day 1), 3 weeks apart, followed by thoracic radiation therapy (64 Gy/32 fractions/6-7 weeks) with concurrent EFAPROXYN (50 – 100 mg/kg).  Results were compared to data from the Radiation Therapy Oncology Group study 94-10 in a case-matched comparison.

About Non-Small Cell Lung Cancer

Non-small cell lung cancer (NSCLC) accounts for 85% of all lung cancer cases reported in the United States, occurring in approximately 160,000 patients per year.  Approximately 40% of these patients are diagnosed with Stage III disease, of which half will receive chemoradiotherapy in the first line setting.

About EFAPROXYN

EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, Allos believes that EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer. Allos’ lead product candidate, EFAPROXYN, is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy. EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer. Allos’ other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation as both a single agent and in combination therapy regimens in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma; and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors. For more information, visit the Company’s web site at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the potential safety and efficacy of EFAPROXYN for the treatment of NSCLC patients receiving S-CRT or C-CRT; the Company’s projected timelines for completion of enrollment in its on-going Phase 1 study of EFAPROXYN in patients with unresectable NSCLC receiving C-CRT; and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that clinical trials may not demonstrate the safety and efficacy of EFAPROXYN for the treatment of NSCLC patients receiving S-CRT or C-CRT; that the Company may experience difficulties or delays in its clinical trials, whether caused by adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; that the Company may be unable to obtain the regulatory approvals necessary to conduct additional clinical trials; that data from preclinical studies and clinical trials may not necessarily be indicative of future clinical trial results; and the risk that the Company may lack the financial resources and access to capital to fund future clinical trials for EFAPROXYN or any of its other product candidates. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Contact:

Jennifer Neiman

Manager, Corporate Communications

720-540-5227

jneiman@allos.com